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RIVERSOURCE MARKET ADVANTAGE SERIES, INC.

EXHIBIT 77M

MERGER OF SELIGMAN ASSET ALLOCATION AGGRESSIVE GROWTH FUND INTO RIVERSOURCE PORTFOLIO BUILDER TOTAL EQUITY FUND

On Aug. 14, 2009, Seligman Asset Allocation Aggressive Growth Fund (the Selling
Fund), a series of Seligman Asset Allocation Series, Inc. merged into RiverSource Portfolio Builder Total Equity Fund (the Buying Fund), a series of RiverSource Market Advantage Series, Inc.

BOARD ACTION: Board members of the Selling Fund and Board Members of the Buying Fund, at a meeting held on Jan. 8, 2009, approved an Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on June 29, 2009.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets attributable to Class A, Class B and Class C shares to the Buying Fund in exchange for Class A, Class B and Class C shares of the Buying Fund, respectively. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. RiverSource Investments, LLC and its affiliates agreed to bear the costs of effecting the reorganization.

MERGER OF SELIGMAN ASSET ALLOCATION GROWTH FUND INTO RIVERSOURCE PORTFOLIO BUILDER TOTAL EQUITY FUND

On Aug. 14, 2009, Seligman Asset Allocation Growth Fund (the Selling Fund), a series of Seligman Asset Allocation Series, Inc. merged into RiverSource Portfolio Builder Total Equity Fund (the Buying Fund), a series of RiverSource Market Advantage Series, Inc.

BOARD ACTION: Board members of the Selling Fund and Board Members of the Buying Fund, at a meeting held on Jan. 8, 2009, approved an Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on June 29, 2009.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets attributable to Class A, Class B and Class C shares to the Buying Fund in exchange for Class A, Class B and Class C shares of the Buying Fund, respectively. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. RiverSource Investments, LLC and its affiliates agreed to bear the costs of effecting the reorganization.

MERGER OF SELIGMAN ASSET ALLOCATION MODERATE GROWTH FUND INTO RIVERSOURCE PORTFOLIO BUILDER AGGRESSIVE FUND

On Aug. 14, 2009, Seligman Asset Allocation Moderate Growth Fund (the Selling
Fund), a series of Seligman Asset Allocation Series, Inc. merged into RiverSource Portfolio Builder Aggressive Fund (the Buying Fund), a series of RiverSource Market Advantage Series, Inc.

BOARD ACTION: Board members of the Selling Fund and Board Members of the Buying Fund, at a meeting held on Jan. 8, 2009, approved an Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on June 29, 2009.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets attributable to Class A, Class B and Class C shares to the Buying Fund in exchange for Class A, Class B and Class C shares of the Buying Fund, respectively. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. RiverSource Investments, LLC and its affiliates agreed to bear the costs of effecting the reorganization.

MERGER OF SELIGMAN ASSET ALLOCATION BALANCED FUND INTO RIVERSOURCE PORTFOLIO BUILDER MODERATE AGGRESSIVE FUND

On Aug. 14, 2009, Seligman Asset Allocation Balanced Fund (the Selling Fund), a series of Seligman Asset Allocation Series, Inc. merged into RiverSource Portfolio Builder Moderate Aggressive Fund (the Buying Fund), a series of RiverSource Market Advantage Series, Inc.

BOARD ACTION: Board members of the Selling Fund and Board Members of the Buying Fund, at a meeting held on Jan. 8, 2009, approved an Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on June 2, 2009.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets attributable to Class A, Class B and Class C shares to the Buying Fund in exchange for Class A, Class B and Class C shares of the Buying Fund, respectively. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. RiverSource Investments, LLC and its affiliates agreed to bear the costs of effecting the reorganization.